                                                                  EXHIBIT 10.32






                              WALBRO CORPORATION

________________________________________________________________________________


      TERMINATION AND CHANGE OF CONTROL AGREEMENT FOR FRANK E. BAUCHIERO
________________________________________________________________________________

                              WALBRO CORPORATION
________________________________________________________________________________

               TERMINATION AND CHANGE OF CONTROL AGREEMENT FOR
                              FRANK E. BAUCHIERO
________________________________________________________________________________



1.  Term and Application .................................................   1

2.  Office and Duties ....................................................   1

3.  Salary and Annual Incentive Compensation .............................   2

4.  Long-Term Compensation, Including Stock Options, and Benefits,
    Deferred Compensation, and Expense Reimbursement .....................   3

5.  Termination of Employment ............................................   3

6.  Termination Due to Normal Retirement, Approved Early Retirement,
       Death, or Disability ..............................................   4

7.  Termination of Employment ............................................   6

8.  Termination by the Company Without Cause and Termination
    by Executive for Good Reason During the Extended
    Employment Period ....................................................   9

9.  Definitions Relating to Termination Events ...........................  12

10. Excise Tax Gross-Up ..................................................  16

11. Non-Competition and Non-Disclosure; Executive Cooperation ............  20

12. Governing Law; Expense Reimbursement .................................  21

13. Miscellaneous ........................................................  22

14. Indemnification ......................................................  24

                 TERMINATION AND CHANGE OF CONTROL AGREEMENT

        THIS TERMINATION AND CHANGE OF CONTROL AGREEMENT ("Termination Agreement") is dated as of the 3rd day of October, 1996, by and between WALBRO CORPORATION, a Delaware corporation (the "Company") and Frank E. Bauchiero ("Executive"), and shall become effective as of August 16, 1996 (the "Effective Date").

                              W I T N E S S E T H

         The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Termination Agreement.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. Term and Application. The Term of this Termination Agreement shall be the same (subject to earlier termination in accordance with Section 5) as for the Employment Agreement between the Company and the Executive ("Employment Agreement"); provided, however, notwithstanding the term of the Employment Agreement, on or after the Extension Date (as defined in Section 9(d) of this Termination Agreement), the Term of this Termination Agreement shall be the Extended Employment Period (as defined in the Employment Agreement). Notwithstanding the Employment Agreement, the terms and provisions of this Termination Agreement shall also apply on and after the Extension Date; where specifically in conflict with the Employment Agreement, shall supersede the Employment Agreement; and in no event shall Executive receive benefits under both this Termination Agreement and the Employment Agreement with respect to the same Date of Termination.

         2.      Office and Duties.

        (a) Generally. During the Extended Employment Period, the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Extension Date.


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


        During the Extended Employment Period it shall not be a violation of the Employment Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Termination Agreement. It is expressly understood and agreed that, to the extent that any activities have been conducted by the Executive prior to the Extension Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Extension Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

        (b) Place of Employment. During the Extended Employment Period, the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Extension Date or any office or location less than thirty-five (35) miles from such location.

         3.      Salary and Annual Incentive Compensation.

        (a) Base Salary. During the Extended Employment Period, the Executive shall receive an Annual Base Salary, which shall be paid at a monthly rate, at least equal to twelve (12) times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its affiliated companies in respect of the 12-month period immediately preceding the month in which the Extension Date occurs. During the Extended Employment Period, the Annual Base Salary shall be reviewed no more than twelve (12) months after the last salary increase awarded to the Executive prior to the Extension Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Termination Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Termination Agreement shall refer to Annual Base Salary as so increased. As used in this Termination Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

        (b) Annual Incentive Compensation. During the Extended Employment Period, any annual incentive compensation payable to Executive shall be paid in accordance with the Company's usual practices with respect to payment of incentive compensation of senior executives (except to the extent deferred).
In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Extended Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the Executive's highest annual incentive compensation for the last three full fiscal years prior to the Extension Date (annualized in the event that the Executive was not employed by the Company for the whole of such fiscal year) (the "Recent Annual Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual


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Bonus is awarded, unless the Executive shall elect to defer the receipt of such
Annual Bonus.

         4. Long-Term Compensation, Including Stock Options, and Benefits, Deferred Compensation, and Expense Reimbursement

        (a) Executive Compensation Plans. During the Extended Employment Period, the compensation plans, practices, policies and programs, in the aggregate, including without limitation, the long-term incentive features of the Company's Equity Based Long Term Incentive Plan (the "EBP"), shall provide Executive with benefits, options to acquire Common Stock, and compensation and incentive award opportunities no less favorable than those provided by the Company under such plans and programs to senior executives in similar capacities. During the Extended Employment Period, in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), in each case, be less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Extension Date or if more favorable to the Executive, those provided generally at any time after the Extension Date to other peer executives of the Company and its affiliated companies. For purposes of this Termination Agreement, all references to "performance share plans" and "performance shares" refer to such arrangements under the EBP and to any performance shares, performance units, stock grants, or other long- term incentive arrangements adopted as a successor or replacement to performance shares under such plans or other plans of the Company.

        (b) Employee and Executive Benefit Plans. During the Extended Employment Period, benefit plans and programs, in the aggregate, shall provide Executive with benefits no less favorable than those provided by the Company to senior executives in similar capacities. During the Extended Employment Period, in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Extension Date or, if more favorable to the Executive, those provided generally at any time after the Extension Date to other peer executives of the Company and its affiliated companies.

         5.      Termination of Employment.

        (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Term of this Termination Agreement. If the Company determines in good faith that the Disability of the Executive has occurred during the Term of this Termination Agreement, it may give to the Executive written notice in accordance with
Section 13(d) of this Termination Agreement of its intention to terminate the Executive's employment. In such event,





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the Executive's Date of Termination is effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties.

        (b) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(d) of this Termination Agreement. For purposes of this Termination Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Termination Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the Date of Termination (which date shall be not more than thirty (30) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

        (c) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive that the Executive's employment will terminate, (iii) if the Executive's employment is terminated by reason of death or Disability, or due to mutually agreed upon early retirement or Normal Retirement other than for Good Reason, the Date of Termination shall be the date of death of the Executive, the Disability Effective Date, or the date the Executive notifies the Company that the Executive's employment will terminate, as the case may be, and (iv) if the Executive's employment is terminated by the Company by reason of not renewing the Term of this Termination Agreement for reasons other than Cause, the Date of Termination shall be the last day of the Term of this Termination Agreement. Notwithstanding the foregoing, solely the transfer of an Executive to employment with an affiliated company shall not constitute a termination of employment with the Company.

         6. Termination Due to Normal Retirement, Approved Early Retirement, Death, or Disability

        Upon an Executive's Date of Termination due to a voluntary decision by the Executive to retire on or after the Executive's Normal Retirement Date (other than for Good Reason) or a mutually agreed upon early retirement date, death or Disability, the Term of this Termination Agreement will immediately terminate and all obligations





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of the Company and Executive under this Termination Agreement and under the
Employment Agreement will immediately cease; provided, however, that subject to the provisions of Section 13(c), the Company will pay Executive (or his beneficiaries or estate), and Executive (or his beneficiaries or estate) will be entitled to receive, the following:

        (a) The unpaid portion of Annual Base Salary at the rate payable, in accordance with Section 3(a) hereof, at the Date of Termination, pro rated through such Date of Termination, will be paid;

        (b) All vested, nonforfeitable amounts owing and accrued at the Date of Termination under any compensation and benefit plans, programs, and arrangements in which Executive theretofore participated (including any earned annual incentive compensation and performance shares) will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted, including a single lump sum amount equal to the actuarial equivalent (determined in accordance with Section 5 of the Employment Agreement) of the benefit under the Company's nonqualified supplemental employee retirement plan ("SERP");

        (c) In lieu of any annual incentive compensation under Section 3(b) for the year in which Executive's employment terminated (unless otherwise payable under (b) above), Executive will be paid an amount equal to the average annual incentive compensation paid to Executive in the three years immediately preceding the year of termination (or, if Executive was not eligible to receive or did not receive such incentive compensation for any year in such three year period, the Executive's target annual incentive compensation for such year(s) shall be used to calculate average annual incentive compensation) multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

        (d) Stock options then held by Executive will be exercisable to the extent and for such periods, and otherwise governed, by the plans and programs and the agreements and other documents thereunder pursuant to which such stock options were granted; provided, however, that the stock options described in Section 5 of the Employment Agreement shall be exercisable to the extent and for such periods, and otherwise governed by, the provisions of
Section 5 of the Employment Agreement;

        (e) All deferral arrangements under the Employment Agreement will be settled in accordance with the provisions of Section 5 of the Employment Agreement and the Executive's duly executed Deferral Election Forms; and

        (f) If Executive's Date of Termination is due to Disability, for the period extending from such Date of Termination until Executive reaches age 65, Executive shall continue to participate in all employee benefit plans, programs, and arrangements providing health, medical, and life insurance in which Executive was





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participating immediately prior to the Date of Termination, the terms of which allow Executive's continued participation, as if Executive had continued in employment with the Company during such period or, if such plans, programs, or arrangements do not allow Executive's continued participation, a cash payment equivalent on an after-tax basis to the value of the additional benefits Executive would have received under such employee benefit plans, programs, and arrangements in which Executive was participating immediately prior to the Date of Termination, as if Executive had received credit under such plans, programs, and arrangements for service and age with the Company during such period following Executive's Date of Termination, with such benefits payable by the Company at the same times and in the same manner as such benefits would have been received by Executive under such plans (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating).

Amounts which are immediately payable above will be paid as promptly as practicable after Executive's Date of Termination; provided, however, to the extent that the Company would not be entitled to deduct any such payments under Internal Revenue Code Section 162(m), such payments shall be made at the earliest time that the payments would be deductible by the Company without limitation under Section 162(m) (unless this provision is waived by the Company).

         7.      Termination of Employment

        (a) Termination by the Company for Cause and Termination by Executive for Reasons Other Than Normal Retirement, Approved Early Retirement, Death or Disability. Upon an Executive's Date of Termination by the Company for Cause or voluntarily by Executive for reasons other than Good Reason, but excluding termination due to Normal Retirement, mutually agreed upon early retirement, death or Disability, the Term will immediately terminate, and all obligations of the Company under Sections 1 through 4 of this Termination Agreement and under the Employment Agreement will immediately cease; provided, however, that subject to the provisions of Section 13(c), the Company shall pay Executive (or his or her beneficiaries), and Executive (or his or her beneficiaries) shall be entitled to receive, the following:

               (i) The unpaid portion of Annual Base Salary at the rate payable, in accordance with Section 4(a) hereof, at the Date of Termination, pro rated through such Date of Termination, will be paid;

               (ii) All vested, nonforfeitable amounts owing and accrued at the Date of Termination under any compensation and benefit plans, programs, and arrangements in which Executive theretofore participated will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder)





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                       pursuant to which such compensation and  benefits were
                       granted; and

                (iii) A cash amount equal to the value at the Date of Termination of any phantom shares of Common Stock credited to Executive's deferral accounts under deferral arrangements authorized under the Employment Agreement at the Date of Termination, less applicable withholding taxes under Section 14(i) of the Employment Agreement; provided, however, that the Company may instead settle such accounts, in full or in part, by directing the Trustee to distribute the assets of the "rabbi trust" and the Company shall be relieved of its obligation under this Termination Agreement and the Employment Agreement to the extent that assets are so distributed. Such amounts shall be paid or distributed as promptly as practicable following such Date of Termination, without regard to any stated period of deferral otherwise remaining in respect of such amounts, and the payment of such amounts shall be deemed to fully settle such accounts.

Amounts which are immediately payable above will be paid as promptly as practicable after the Executive's Date of Termination; provided, however, to the extent that the Company would not be entitled to deduct any such payments under Internal Revenue Code Section 162(m), such payments shall be made at the earliest time that the payments would be deductible by the Company without limitation under Section 162(m) (unless this provision is waived by the Company).

        (b) Termination by the Company Without Cause and Termination by Executive for Good Reason. Upon an Executive's Date of Termination prior to the Extension Date without Cause (including non-renewal of the Term of this Termination Agreement without Cause) or voluntarily by the Executive for Good Reason, the Term will terminate and all obligations of the Company and Executive under Sections 1 through 4 of this Termination Agreement and under the Employment Agreement will immediately cease; provided, however, that subject to the provisions of Section 13(c) the Company shall pay to the Executive (or his or her beneficiaries) and Executive (or his or her beneficiaries) shall be entitled to receive the following:

                          (i) the Company shall pay to Executive within, or commencing within, thirty (30) days after the Date of Termination, the following amounts:

                                  (A)      the sum of (1) the Executive's
                                           Annual Base Salary through the Date
                                           of Termination to the extent not
                                           theretofore paid, and (2) the
                                           product of (x) the target Annual
                                           Bonus paid or payable, including any
                                           bonus





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                             or portion thereof which has been earned but
                             deferred (and annualized for any fiscal year consisting of less than twelve (12) full months or during which the Executive was employed for less than twelve (12) full months) for the fiscal year, and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination plus 365, and the denominator of which is 365, in each case to the extent not theretofore paid;

                       (B) the lesser of (1) forty-eight (48) semi-monthly payments; or (2) the number of semi-monthly
                             payments   remaining in the Term of the Employment
                             Agreement after the Executive's termination of employment (but in no event less than twenty-four
                             (24) semi-monthly payments), equal to the Executive's Annual Base Salary divided by twenty-four (24); provided, however, notwithstanding anything to the contrary in the Termination Agreement or in the Employment Agreement, none of such amounts shall qualify Executive for any incremental benefit under any plan or program in which he has participated or continues to participate;

                        (C)  a single lump sum amount equal to the
                             actuarial equivalent (determined in accordance with Section 5 of the Employment Agreement) of the benefit under the SERP;

                        (D) a cash amount will be paid equal to the value at the Date of Termination of any phantom shares of Common Stock credited to Executive's deferral accounts under deferral arrangements authorized under the Employment Agreement at the Date of Termination, less applicable withholding taxes under Section 14(i) of the Employment Agreement; provided, however, that the Company may instead settle such accounts by directing the Trustee to distribute the assets of the "rabbi trust" and the Company shall be relieved of its obligation under this Termination Agreement and the Employment Agreement to the extent that assets are so distributed. Such amounts shall be paid or distributed as promptly as practicable following such Date of Termination, without regard to any stated period of deferral otherwise remaining in respect of such





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                             amounts, and the payment of such amounts shall
                             be deemed to fully settle such accounts; and

                      (E) to the extent not covered by (A), (B), (C) or (D) above, all vested, nonforfeitable amounts owing and accrued at the Date of Termination under any compensation and benefit plans, programs, and arrangements in which Executive theretofore participated will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted; and

               (ii) stock options then held by Executive will be exercisable to the extent and for such periods, and otherwise governed, by the plans and programs and the agreements and other documents thereunder pursuant to which such stock options were granted; provided, however, that the stock options described in Section 5 of the Employment Agreement shall be exercisable to the extent and for such periods, and otherwise governed by, the provisions of Section 5 of the Employment Agreement.

Amounts which are immediately payable above will be paid as promptly as practicable after Executive's Date of Termination; provided, however, to the extent that the Company would not be entitled to deduct any such payments under Internal Revenue Code Section 162(m), such payments shall be made at the earliest time that the payments would be deductible by the Company without limitation under Section 162(m) (unless this provision is waived by the Company).

         8. Termination by the Company Without Cause and Termination by Executive for Good Reason During the Extended Employment Period


        Upon an Executive's Date of Termination during the Extended Employment Period by the Company without Cause (other than for non-renewal of the Term of the Employment Agreement) or voluntarily by the Executive for Good Reason, the Term of this Termination Agreement will immediately terminate and all obligations of the Company and Executive under Sections 1 through 4 of this Termination Agreement and under the Employment Agreement will immediately cease; provided, however, that subject to the provisions of Section 13(c) the Company shall pay Executive (or his or her beneficiaries), and Executive (or his or her beneficiaries) shall be entitled to receive, the following:

        (a) the Company shall pay to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination the aggregate of the following amounts:





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                          (i)     the sum of (1) the Executive's Annual Base
                                  Salary through the Date of Termination to the extent not theretofore paid, and (2) the product of (x) the higher of (I) the Recent Annual Bonus and (II) the Annual Bonus paid or payable, assuming full satisfaction of any performance standards or targets applicable to determining the maximum amount payable, including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year consisting of less than twelve (12) full months or during which the Executive was employed for less than twelve
                                  (12) full months), for the most recently completed fiscal year during the Extended Employment Period, if any (such higher amount being referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365;

                          (ii) the amount equal to the product of (1) three and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Highest Annual Bonus;

                          (iii) an amount equal to the actuarial equivalent (determined in accordance with Section 5 of the Employment Agreement) of the benefit under the SERP, plus, if the Date of Termination is after 1999, the benefit under the SERP which the Executive would receive assuming for this purpose that the Executive's employment continued for three years after the Date of Termination, and assuming that the Executive's compensation in each of the three years is that required by
                                  Section 3;

                          (iv)    in lieu of any payment in respect of
                                  performance shares, or other long term
                                  incentive awards (including awards of phantom shares under the EBP) granted prior to the Extension Date or in accordance with Section 4(a), for any performance period not completed at the Executive's Date of Termination, an amount equal to the cash amount payable plus the value of any shares of Common Stock or other property (valued at the Date of Termination) payable upon the achievement of maximum performance (or in the case of phantom shares, target performance under the EBP) in respect of each tranche of such performance shares or awards without proration as if the Date of Termination were the end of the performance period;

                          (v) a cash amount will be paid equal to the value at the Date of Termination of any phantom shares of Common Stock





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

                                  credited to Executive's deferral accounts under deferral arrangements authorized under the Employment Agreement at the Date of Termination, less applicable withholding taxes under Section 14(i) of the Employment Agreement; provided, however, that the Company may instead settle such accounts by directing the Trustee to distribute the assets of the "rabbi trust" and the Company shall be relieved of its obligation under this Employment Agreement and the Termination Agreement to the extent that assets are so distributed. Such amounts shall be paid or distributed as promptly as practicable following such Date of Termination, without regard to any stated period of deferral otherwise remaining in respect of such amounts, and the payment of such amounts shall be deemed to fully settle such accounts; and

                          (vi)    to the extent not covered in (i), (ii),
                                  (iii), (iv) or (v), all vested,
                                  nonforfeitable amounts owing or accrued at the Date of Termination under any other compensation and benefit plans, programs, and arrangements in which Executive theretofore participated will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted.

        (b) Stock options then held by Executive will be exercisable and restricted stock held by the Executive will be vested to the extent and for such periods, and otherwise governed, by the plans and programs (and the agreements and other documents thereunder) pursuant to which such stock options or restricted stock were granted; provided, however, that the stock options and restricted stock described in Section 5 of the Employment Agreement shall be fully vested and shall be exercisable to the extent and for such periods, and otherwise governed by, the provisions of Section 5 of the Employment Agreement.

        (c) For three years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue welfare plan benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b) of this Termination Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. If such plans, programs, or arrangements do not allow Executive's continued participation, a cash payment equivalent on an after-tax basis to the value of the additional benefits Executive would have received under such employee benefit plans, programs, and arrangements in which Executive was participating immediately prior to the Date of Termination, as if Executive had received credit under such plans, programs, and arrangements for service and age with the Company during such period following Executive's Date of Termination, with such benefits payable by the Company at the same times and in the same manner as such benefits would have been received by Executive under such plans (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating); and

        (d) outplacement services the scope and provider of which shall be selected by the Executive in his sole discretion, provided by the Company at its sole expense as incurred.

         9.      Definitions Relating to Termination Events.

        (a) "Cause." For purposes of this Termination Agreement, "Cause" shall mean Executive's gross misconduct (as defined herein) or willful and material breach of Section 11 of this Termination Agreement. For purposes of this definition, "gross misconduct" shall mean (A) a felony conviction in a court of law under applicable federal or state laws which results in material damage to the Company or any of its subsidiaries or materially impairs the value of Executive's services to the Company, or (B) willfully engaging in one or more acts, or willfully omitting to act in accordance with duties hereunder, which is demonstrably and materially damaging to the Company or any of its subsidiaries, including acts and omissions that constitute gross negligence in the performance of Executive's duties under this Termination Agreement. For purposes of this Termination Agreement and the Employment Agreement, an act or failure to act on Executive's part shall be considered "willful" if it was done or omitted to be done by him not in good faith, and shall not include any act or failure to act resulting from any incapacity of Executive. Notwithstanding the foregoing, Executive may not be terminated for Cause unless and until (1) the Executive shall have committed acts which constitute Cause as set forth in this Section 9(a), and (2) there shall have been delivered to him a copy of a resolution duly adopted by a seventy-five percent (75%) affirmative vote of the membership of the Board of Directors of the Company (the "Board") (excluding Executive, if he is then a member) at a meeting of the Board called and held for such purpose (after giving Executive reasonable notice specifying the nature of the grounds for such termination and not less than 30 days to correct the acts or omissions complained of, if correctable, and affording Executive the opportunity, together with his counsel, to be heard before the Board) finding that Executive was guilty of conduct which constitutes Cause as set forth in this Section 9(a).

        (b) "Change of Control." For the purpose of this Termination Agreement, a "Change of Control" shall mean:

                          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:
                                  (A) any acquisition directly from the
                                  Company, (B) any acquisition by the Company,
                                  (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by a lender to the Company pursuant to a debt restructuring of the Company, or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 9;

                          (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

                          (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (iv) Approval by the shareholders of the Company of
                       a complete liquidation or dissolution of the Company.

        (c) "Disability" means the failure of Executive to render and perform the services required of him under this Termination Agreement, for a total of 180 days or more during any consecutive 12 month period, because of any physical or mental incapacity or disability as determined by a physician or physicians selected by the Company and reasonably acceptable to Executive, unless, within 30 days after Executive has received written notice from the Company of a proposed Date of Termination due to such absence, Executive shall have returned to the full performance of his duties hereunder and shall have presented to the Company a written certificate of Executive's good health prepared by a physician selected by Company and reasonably acceptable to Executive.

        (d) "Extension Date" shall mean the first date during the Term of the Employment Agreement on which a Change of Control occurs. Anything in this Termination Agreement or the Employment Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Termination Agreement or the Employment Agreement the "Extension Date" shall mean the date immediately prior to the date of such termination of employment.

        (e) "Good Reason." For purposes of this Termination Agreement and the Employment Agreement, "Good Reason" shall mean the occurrence of any of the following, without Executive's prior written consent:

                          (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) of this Termination Agreement or the Employment Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                          (ii) any failure by the Company to comply with any of the provisions of this Termination Agreement or the Employment Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                          (iii) the Company's requiring the Executive to be based at any office or location other than as provided in Section 2(b) hereof or the Employment Agreement or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required of other senior executives in similar capacities immediately prior to the Effective Date;

                          (iv) any failure by the Company to perform any material obligation under, or breach by the Company of any material provision of, this Termination Agreement or the Employment Agreement;

               (v) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Termination Agreement; or

               (vi) any failure by the Company to comply with and satisfy Section 12(b) of this Termination Agreement.

For purposes of this Section, any good faith determination of "Good Reason" made by the Executive shall be conclusive.

        (f) "Normal Retirement Date." For purposes of this Termination Agreement, an Executive's Normal Retirement Date is his or her attainment of age sixty-five (65).

         10.     Excise Tax Gross-Up.

        If Executive becomes entitled to one or more payments (with a "payment" including, without limitation, the vesting of an option or other non-cash benefit or property), whether pursuant to the terms of this Termination Agreement or any other plan, arrangement, or agreement with the Company or any affiliated company (the "Total Payments"), which are or become subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed) (the "Excise Tax"), the Company shall pay to Executive at the time specified below an additional amount (the "Gross-up Payment") (which shall include, without limitation, reimbursement for any penalties and interest that may accrue in respect of such Excise Tax) such that the net amount retained by Executive, after reduction for any Excise Tax (including any penalties or interest thereon) on the Total Payments and any federal, state and local income or employment tax and Excise Tax on the Gross-up Payment provided for by this
Section 10, but before reduction for any federal, state, or local income or employment tax on the Total Payments, shall be equal to the sum of (a) the Total Payments, and (b) an amount equal to the product of any deductions disallowed for federal, state, or local income tax purposes because of the inclusion of the Gross-up Payment in Executive's adjusted gross income multiplied by the highest applicable marginal rate of federal, state, or local income taxation, respectively, for the calendar year in which the Gross-up Payment is to be made.

        For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax:

        (a) The Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the written opinion of independent compensation consultants or auditors of nationally recognized standing ("Independent Advisors") selected by the Company and reasonably acceptable to Executive, the Total Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered before a Change of Control within the meaning of Section 280G(b)(4)(B) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax;

        (b) The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (i) the total amount of the Total Payments or (ii) the total amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (a) above); and

        (c) The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

        For purposes of determining the amount of the Gross-up Payment, Executive shall be deemed (A) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made; (B) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of Executive's adjusted gross income); and (C) to have otherwise allowable deductions for federal, state, and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-up Payment in Executive's adjusted gross income. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to Executive or otherwise realized as a benefit by Executive) the portion of the Gross-up Payment that would not have been paid if such Excise Tax had been applied in initially calculating the Gross-up Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

        The Gross-up Payment provided for above shall be paid on the 30th day (or such earlier date as the Excise Tax becomes due and payable to the taxing authorities) after it has been determined that the Total Payments (or any portion thereof) are subject to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to Executive on such day an estimate, as determined by the Independent Advisors, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). If more than one Gross-up Payment is made, the amount of each Gross-up Payment shall be computed so as not to duplicate any prior Gross-up Payment.

        Notwithstanding the foregoing, the Executive may at any time elect to demand the payment of the amount which the Executive, in accordance with an Opinion of counsel to the Executive, determines to be the Gross-Up Payment.
Any such demand by the Executive shall be made by delivery to the Company of a written notice which specifies the Gross-Up Payment determined by the Executive and an Opinion of counsel to the Executive regarding such Gross-Up Payment (such written notice and Opinion collectively, the "Executive's Determination"). Within fourteen (14) days after the Executive's delivery of the Executive's Determination to the Company, the Company shall

               (i) pay to the Executive the Gross-Up Payment set forth in the Executive's Determination unless

               (ii) the Company shall deliver to the Executive a written notice specifying the Gross-Up Payment determined by the Company together with an Opinion of the Company's counsel regarding such Gross-Up Payment (such written notice and Opinion collectively, "the Company's Determination") and shall pay to the Executive the Gross-Up Payment specified in the Company's Determination.

For purposes of this Section 10, "Opinion" shall mean an unqualified legal opinion that a Gross-Up Payment has been calculated in accordance with this
Section 10 and applicable law, unless such Opinion shall state therein that an unqualified Opinion cannot be given as to any Gross-Up Payment. In such case, the Opinion shall state that the Gross-Up Payment set forth therein both (A) is more likely than not to be in accordance with this Section 10 and applicable law, and (B) is more likely to be in accordance with this Section 10 and applicable law than any other Gross-Up Payment.

        The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim,

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 10, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or to contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. If, after the receipt by the Executive of an amount advanced by the Company pursuant to this Section 10, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of this Section 10) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to this Section 10, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         11.     Non-Competition and Non-Disclosure; Executive Cooperation.

        (a) Non-Competition. Without the consent in writing of the Board, upon the Executive's Date of Termination for any reason, Executive will not, for a period of one year thereafter, acting alone or in conjunction with others, directly or indirectly (i) engage (either as owner, investor, partner, stockholder, employer, employee, consultant, advisor or Director) in any business in the continental United States in which he has been directly engaged, or has supervised as an executive, during the last two years prior to such Date of Termination and which is directly in competition with a business then conducted by the Company or any of its subsidiaries; (ii) induce any customers of the Company or any of its subsidiaries with whom Executive has had contacts or relationships, directly or indirectly, during and within the scope of his employment with the Company or any of its subsidiaries, to curtail or cancel their business with such companies or any of them; or (iii) induce, or attempt to influence, any employee of the Company or any of its subsidiaries to terminate employment. The provisions of subparagraphs (i), (ii), and (iii) above are separate and distinct commitments independent of each of the other subparagraphs. It is agreed that the ownership of not more than one percent of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market shall not, of itself, be deemed inconsistent with clause (i) of this paragraph (a).

        (b) Non-Disclosure. Executive shall not at any time (including following Executive's Date of Termination for any reason), disclose, use, transfer, or sell, except in the course of employment with or other service to the Company, any confidential or proprietary information of the Company or any of its subsidiaries so long as such information has not otherwise been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process.

        (c) Cooperation With Regard to Litigation. Executive agrees to cooperate with the Company (including following Executive's Date of Termination for any reason), provided that such cooperation would not unreasonably interfere with the business activities or employment obligations of the Executive, by making himself available to testify on behalf of the Company or any subsidiary or affiliate of the Company, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any subsidiary or affiliate of the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board and its representatives or counsel, or representatives or counsel of or to the Company, or any subsidiary or affiliate of the Company, as requested; provided, however, this subsection (c) shall not apply to any action between the Executive and the Company to enforce this Termination Agreement or the Employment Agreement. The Company agrees to reimburse Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

        (d) Release of Employment Claims. Executive agrees, as a condition to receipt of the termination payments and benefits provided hereunder, that he will execute a release agreement, in a form satisfactory to the Company, releasing any and all claims arising out of Executive's employment, including claims arising under the Employment Agreement (other than claims made pursuant to any indemnities provided under the articles or by-laws of the Company, under any directors or officers liability insurance policies maintained by the Company or enforcement of this Termination Agreement).

        (e) Survival. Notwithstanding any provision of this Termination Agreement to the contrary, the provisions of this Section 11 shall survive the termination or expiration of this Termination Agreement, shall be valid and enforceable, and shall be a condition precedent to the Executive (or his or her beneficiaries) receiving any amounts payable hereunder.

         12.     Governing Law; Expense Reimbursement.

        (a) Governing Law. This Termination Agreement is governed by and is to be construed, administered, and enforced in accordance with the laws of the State of Michigan, without regard to Michigan conflicts of law principles, except insofar as the Delaware General Corporation Law and federal laws and regulations may be applicable. If under the governing law, any portion of this Termination Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance, or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Termination Agreement. The invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof. If any court determines that any provision of Section 11 is unenforceable because of the duration or geographic scope of such provision, it is the parties' intent that such court shall have the power to modify the duration or geographic scope of such provision, as the case may be, to the extent necessary to render the provision enforceable and, in its modified form, such provision shall be enforced.

        (b) Expense Reimbursement. All reasonable costs and expenses (including fees and disbursements of counsel) incurred by Executive in negotiating the terms and conditions of this Termination Agreement shall be paid on behalf of or reimbursed to Executive promptly by the Company. All reasonable costs and expenses (including fees and disbursements of counsel) incurred by Executive in seeking to enforce rights pursuant to this Termination Agreement shall be paid on behalf of or reimbursed to Executive promptly by the Company, whether or not Executive is successful in asserting such rights; provided, however, that no reimbursement shall be made of such expenses relating to any unsuccessful assertion of rights if and to the extent that Executive's assertion of such rights was in bad faith or frivolous, as determined by independent counsel mutually acceptable to Executive and the Company and made without reference to or not related to a Change of Control. During the Extended Employment Period, the Company agrees to maintain a minimum amount in a rabbi trust (or to provide to the trustee of such rabbi trust an irrevocable letter of credit in an amount equal to such minimum amount and callable at will by such trustee) sufficient to fund the aggregate present value of all liabilities potentially owed to the Executive hereunder or under the Employment Agreement as if he had incurred a termination of employment by the Company other than for Cause.

         13.     Miscellaneous.

        (a) Integration. This Termination Agreement modifies and supersedes any and all prior agreements and understandings between the parties hereto with respect to the employment of Executive by the Company and its subsidiaries, except for the Employment Agreement and contracts relating to compensation under executive compensation and employee benefit plans of the Company. Subject to the rights, benefits and obligations provided for in such executive compensation contracts and employee benefit plans of the Company, this Termination Agreement and the Employment Agreement together constitute the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto. Executive shall not be entitled to any payment or benefit under this Termination Agreement which duplicates a payment or benefit received or receivable by Executive under such prior agreements and understandings with the Company or under any benefit or compensation plan of the Company.

        (b) Non-Transferability. Neither this Termination Agreement nor the rights or obligations hereunder of the parties hereto shall be transferable or assignable by Executive, except in accordance with the laws of descent and distribution or as specified in Section 13(c). The Company may assign this Termination Agreement and the Company's rights and obligations hereunder, and shall assign this Termination Agreement, to any Successor (as hereinafter defined) which, by operation of law or otherwise, continues to carry on substantially the business of the Company prior to the event of succession, and the Company shall, as a condition of the succession, require such Successor to agree to assume the Company's obligations and be bound by this Termination Agreement. For purposes of this Termination Agreement, "Successor" shall mean any person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company's business





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directly, by merger or consolidation, or indirectly, by purchase of the
Company's voting securities or all or substantially all of its assets, or otherwise.

        (c) Beneficiaries. Executive shall be entitled to designate (and change, to the extent permitted under applicable law) a beneficiary or beneficiaries to receive any compensation or benefits payable hereunder following Executive's death.

        (d) Notices. Whenever under this Termination Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express or other similar overnight service or by certified or registered mail, return receipt requested, postage prepaid and addressed to such party at the address set forth below or at such other address as may be designated by such party by like notice:

           If to the Company:             Walbro Corporation
                                          6242 Garfield Street
                                          Cass City, Michigan  48726-1397
                                          Attention:  Secretary

            If to Executive:              Frank E. Bauchiero
                                          P.O. Box 790, 12232 Ledges Dr.
                                          Roscoe, ILL  61073

         With copies to:                  Roger C. Siske, Esquire
                                          Sonnenschein Nath & Rosenthal
                                          8000 Sears Tower
                                          Chicago, Illinois  60606

If the parties by mutual agreement supply each other with telecopier numbers for the purposes of providing notice by facsimile, such notice shall also be proper notice under this Termination Agreement. In the case of Federal Express or other similar overnight service, such notice or advice shall be effective when sent, and, in the cases of certified or registered mail, shall be effective 2 days after deposit into the mails by delivery to the U.S. Post Office.

        (e) Reformation. The invalidity of any portion of this Termination Agreement shall not deemed to render the remainder of this Termination Agreement invalid.

        (f) Headings. The headings of this Termination Agreement are for convenience of reference only and do not constitute a part hereof.

        (g) No General Waivers. The failure of any party at any time to require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions. No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

        (h) No Obligation To Mitigate. Executive shall not be required to seek other employment or otherwise to mitigate Executive's damages hereunder on or after Executive's Date of Termination, nor shall the amount of any payment hereunder be reduced by any compensation earned by the Executive as a result of employment by another employer; provided, however, that, to the extent Executive receives from a subsequent employer health or other insurance benefits that are substantially similar to the benefits referred to in this Termination Agreement, any such benefits to be provided by the Company to Executive following the Term shall be correspondingly reduced.

        (i) No Offsets. The amounts required to be paid by the Company to Executive pursuant to this Termination Agreement shall not be subject to offset, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others, other than with respect to any amounts that are owed to the Company by Executive due to his receipt of Company funds as a result of his fraudulent activity. The foregoing and other provisions of this Termination Agreement notwithstanding, all payments to be made to Executive under this Termination Agreement will be subject to required withholding taxes and other required deductions.

        (j) Successors and Assigns. This Termination Agreement shall be binding upon and shall inure to the benefit of Executive, his heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

         14.     Indemnification.

        All rights to indemnification by the Company now existing in favor of Executive as provided in the Company's Certificate of Incorporation or By-Laws or pursuant to other agreements in effect on or immediately prior to the Extension Date shall continue in full force and effect from the Extension Date (including all periods after the expiration of the Term), and the Company shall also advance expenses for which indemnification may be ultimately claimed as such expenses are incurred to the fullest extent permitted under applicable law, subject to any requirement that Executive provide an undertaking to repay such advances if it is ultimately determined that Executive is not entitled to indemnification; provided, however, that any determination required to be made with respect to whether Executive's conduct complies with the standards required to be met as a condition of indemnification or advancement of expenses under applicable law and the Company's Certificate of Incorporation, By-Laws, or other agreement shall be made by independent counsel mutually acceptable to Executive and the Company (except to the extent otherwise required by law). After the Extension Date, the Company shall not amend its Certificate of Incorporation or By-Laws or any agreement in any manner which adversely affects the rights of Executive to indemnification thereunder. Any provision contained herein notwithstanding, this Termination Agreement shall not limit or reduce any rights of Executive to indemnification pursuant to applicable law. In addition, the Company will maintain directors' and officers' liability insurance in effect and covering acts and omissions of Executive, during the Term and for a period of six years thereafter, on terms substantially no less favorable as those in effect on the Extension Date.

        IN WITNESS WHEREOF, Executive has hereunto set his hand and the Company has caused this instrument to be duly executed as of the day and year first above written.

                               WALBRO CORPORATION



                                        By:     /s/ L.E. Althaver
                                                ------------------------------
                                        Name:   L.E. Althaver
                                                ------------------------------
                                        Title:  Chairman & CEO
                                                ------------------------------


                                        FRANK E. BAUCHIERO


                                                /s/ Frank E. Bauchiero
                                                ------------------------------

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